Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES
FIRST QUARTER RESULTS

Minneapolis, MN (April 13, 2004)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 27, 2004 of $1,360,300 (or $.21 per share diluted) compared to net income of $1,122,200 (or $.18 per share diluted) in the first quarter of 2003.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The increase in earnings is partly due to higher revenue from royalties.  This increase is the result of the hard work of our franchisees coming out of a difficult retail environment.”  Mr. Morgan continued, “Starting in the second quarter of 2004, we will offer equipment leasing options to our franchise systems and other small businesses.  We are excited about this new way to help our franchisees.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At March 27, 2004, there were 812 franchise and retail stores in operation under the Company’s brands and an additional 33 franchises awarded but not open.  Of the stores in operation, there were 445 Play It Again Sports®, 213 Once Upon A Child®, 112 Plato’s Closet® and 42 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to offering financial services to our franchisees and other small businesses.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results from such activities could differ materially from those anticipated.  Because actual results may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 27, 2004	December 27, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$5,823,400	$4,153,300
Marketable securities	1,433,900	2,343,500
Receivables, less allowance for doubtful accounts of $254,100 and $291,200	2,467,300	2,341,300
Inventories	336,900	528,600
Prepaid expenses and other	191,300	305,800
Deferred income taxes	602,100	602,100
Total current assets	10,854,900	10,274,600

Long-term investments	9,212,200	7,783,800
Long-term receivables, net	56,100	62,400
Property and equipment, net	183,800	202,200
Other assets, net	613,000	602,600
Deferred income taxes	233,800	233,800
	$21,153,800	$19,159,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,552,000	$1,491,400
Accrued liabilities	1,257,900	1,544,500
Current deferred revenue	707,200	604,400
Total current liabilities	3,517,100	3,640,300

Long-term deferred revenue	142,400	113,900

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,754,096 and 5,671,596 shares issued and outstanding	3,845,300	2,996,300
Other comprehensive income	24,300	144,500
Retained earnings	13,624,700	12,264,400

Total shareholders’ equity	17,494,300	15,405,200
	$21,153,800	$19,159,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 27, 2004	March 29, 2003
REVENUE:
Royalties	$4,629,900	$4,291,500
Merchandise sales	2,604,000	3,800,500
Franchise fees	192,600	135,000
Other	137,200	153,200
Total revenue	7,563,700	8,380,200

COST OF MERCHANDISE SOLD	2,152,400	3,121,600

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,318,300	3,458,000

Income from operations	2,093,000	1,800,600

LOSS FROM EQUITY INVESTMENT	(24,300)	—

GAIN ON SALE OF INVESTMENTS	189,200	2,900

INTEREST AND OTHER INCOME	76,500	66,900

Income before income taxes	2,334,400	1,870,400

PROVISION FOR INCOME TAXES	(974,100)	(748,200)

NET INCOME	$1,360,300	$1,122,200

EARNINGS PER SHARE - BASIC	$.24	$.20

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,706,471	5,724,697

EARNINGS PER SHARE - DILUTED	$.21	$.18

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	6,468,385	6,201,687